TIDAL TRUST II 485BPOS

Exhibit 99(p)(xix)

Hilton Capital Management, LLC

CODE OF ETHICS

July 2023

This Code of Ethics (the “Code”) is the sole property of Hilton Capital Management, LLC (the “Firm”) and must be returned to the Firm upon termination for any reason of a Supervised Person’s (as defined within this Code) association with the Firm. The contents of the Code are strictly confidential. Supervised Persons may not duplicate, copy or reproduce the Code in whole or in part or make it available in any form to non-Supervised Persons without prior approval in writing from the Firm’s Chief Compliance Officer (as defined within this Code).

Table of Contents

Introduction	1
I. General	3
A. Statement of General Principles	3
B. Initial and Annual Acknowledgment	3
C. Reporting Violations of the Code of Ethics	4
II. Supervised Persons’ Conduct	4
A. Conflicts of Interest	4
B. Outside Business Activities	4
C. Gifts and Entertainment	5
D. Political Contributions	6
E. Reportable Relationships	8
III. Prevention and Detection of Insider Trading	8
IV. Personal Trading Policies and Procedures	9
A. Pre-Clearance Procedures	9
B. Exempt Transactions and Non-Reportable Securities	10
C. Personal Trading Accounts	10
D. Restricted List	11
E. Certification and Review	12
F. Remedial Actions	12
V. Bad Actor Rule	12
Appendix A	14
Appendix B	15
Appendix C	16
Appendix D	18
Appendix E	19
Appendix F	21
Appendix G	22
Appendix H	24
Appendix I	25

Introduction

This Code is applicable to each Supervised Person (as defined below) of the Firm and is intended to govern the activities and conduct of Supervised Persons on behalf of the Firm, as well as certain personal activities and conduct of Supervised Persons. The Code does not attempt to serve as a comprehensive guide regarding the conduct of Supervised Persons, but rather is intended to establish general rules of conduct and procedures applicable to all Supervised Persons.

Any questions regarding this Code, or other compliance issues, must be directed to the Chief Compliance Officer (“CCO”). The CCO is responsible for administering and implementing this Code. All Supervised Persons and Access Persons are required to be thoroughly familiar with the Firm’s standards and procedures as described in this Code.

In order to make it easier to review and understand the standards and procedures of this Code, commonly used terms are defined below:

“Access Person” as defined in the Advisers Act (as defined below) means any Supervised Person who: (i) has access to non-public information regarding Clients’ (as defined below) investments, including the purchase or sale of Securities (as defined below); (ii) has access to non-public information regarding the portfolio holdings of any Client; (iii) is involved in making investment and Securities recommendations to the Clients; (iv) has access to such recommendations that are non-public; or (v) is a director, officer or partner of the Firm.

“Advisers Act” means the Investment Advisers Act of 1940, as amended.

“Beneficial Ownership” in Securities (as defined below) means direct or indirect pecuniary interest in the Securities held or shared directly or indirectly through any contract, arrangement, understanding, relationship or otherwise. A Supervised Person or Access Person is presumed to be a Beneficial Owner of Securities that are held by his or her immediate family members sharing the Supervised Person’s or the Access Person’s household or to which the Supervised Person and Access Persons provides material financial support.

“Chief Compliance Officer” or “CCO” means Lance Friedler or such other person as may be designated from time to time.

“Client” means any individual or entity to which the Firm provides investment advisory or management services.

“Firm” means Hilton Capital Management, LLC and each affiliated entity under common control, which are engaged in the business of providing investment advisory or management services.

“Fund” means any pooled investment vehicle (e.g., a private fund vehicle) to which the Firm provides investment advisory or management services.

“Initial Public Offering” or “IPO” means an offering of Securities registered under the Securities Act (as defined below), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act (as defined below).

“Non-Discretionary Account” means an account for which the Supervised Person/Access Person has designated investment discretion entirely to a third party. In such account, the Supervised Person/Access Person cannot exercise any direct or indirect influence or control over the purchase or sale of Securities.

“Non-Reportable Securities” includes: (i) direct obligations of the United States federal government; (ii) bankers’ acceptances, bank certificates of deposit, commercial paper and high-quality short-term debt instruments, including repurchase agreements; (iii) shares issued by money market funds; (iv) shares issued by open-end and closed-end registered investment companies (e.g., mutual funds), none of which are advised or sub-advised by the Firm; (v) shares issued by exchange traded funds and unit investment trusts, none of which are advised or sub-advised by the Firm; and (vi) cryptocurrencies, including cryptocurrency-related mutual funds, exchange-traded funds and unit investment trusts, none of which are advised or sub-advised by the Firm. For the avoidance of doubt, the Hilton Tactical Income Fund is considered a Reportable Security. In addition, the Direxion family of investment funds and other investment funds distributed by Rafferty Capital Markets, LLC are considered Non-Reportable Securities.

“Personal Trading Account” means any personal investment or trading account of a Supervised Person or Access Person or a related account. Specifically, Personal Trading Account includes: (i) trusts for which a Supervised Person or Access Person acts as trustee, executor, custodian or discretionary manager; (ii) accounts for the benefit of the Supervised Person or Access Person’s spouse/domestic partner or minor child; (iii) accounts for the benefit of a relative living in the household of a Supervised Person or Access Person; and (iv) accounts for the benefit of any person to whom the Supervised Person or Access Person provides material financial support.

A Personal Trading Account also includes an investment or trading account over which a Supervised Person or Access Person exercises control or provides investment advice.

“Private Placement” means an offering of Securities (as defined below) that is exempt from registration under the Securities Act, pursuant to Section 4(a)(2) or Section 4(a)(6) or pursuant to Rules 504 or 506 of Regulation D.

“Reportable Securities” see Securities, defined below.

“SEC” means the United States Securities and Exchange Commission.

“Security” or “Securities” means any, or a combination of any, note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, any put, call, straddle, option or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof) or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency or, in general, any interest or instrument commonly known as a “security” or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of or warrant or right to subscribe to or purchase any of the foregoing. For purposes of this Code, all “Securities” are deemed to be “Reportable Securities”, unless otherwise excluded under the definition of Non-Reportable Securities.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Supervised Person” means any partner, officer, director (or other person occupying a similar status or performing similar functions) or employee of the Firm or other person who provides investment advice on behalf of the Firm and is subject to the supervision of the Firm and all other persons determined by the Chief Compliance Officer, or designee, to be subject to this Code and the Compliance Manual.

Other capitalized terms used herein may be defined elsewhere in the Code or have the meaning given such term under applicable law.

I.      General

A.    Statement of General Principles

Pursuant to Section 206 of the Advisers Act, this Code is predicated on the principle that the Firm owes a fiduciary duty to any individual or entity to which the Firm provides investment advisory or management services, including its Clients. The interests of the Clients must always be recognized, respected and take precedence over the personal interest of Supervised Persons. In any decision relating to personal investments or other matters, Supervised Persons must assiduously avoid serving their own personal interests ahead of any Client’s interests, taking inappropriate advantage of their position with the Firm or taking inappropriate advantage on the Firm’s behalf.

It is critical that Supervised Persons avoid any situation that might present, or appear to present, any actual or potential conflict of interest with the interests of the Client, or compromise or appear to compromise, the Supervised Persons’ ability to exercise fully their independent best judgment for the benefit of the Clients. Accordingly, all Personal Trading Account activity, and Supervised Persons’ activities generally, must comply fully with both the letter and spirit of this Code and the principles described herein. Moreover, Supervised Persons are required to comply with all applicable securities laws, rules and regulations and must report promptly any violations of securities laws, rules or regulations of this Code to the CCO.

Disciplinary actions for failure to comply with the Code may include cancellation of personal trading transactions, disgorgement of profits from such transactions, suspension of personal trading privileges, suspension of employment or termination of employment. The CCO will determine, in consultation with management of the Firm, what disciplinary and remedial action is warranted, taking into consideration the relevant facts and circumstances, including the severity of the violation, possible harm to the Clients and whether the Supervised Person has previously engaged in any improper conduct. Ultimately, however, the decision whether to impose disciplinary action or remedial measures and sanctions, and the nature of such disciplinary actions or remedial measures and sanctions, rests with the CCO.

B.    Initial and Annual Acknowledgment

The Code is an integral part of the Firm’s compliance program. The Code may be revised and supplemented from time to time.

Each Supervised Person upon hire is required to sign the “Initial Certification and Acknowledgment Form” (Appendix A) acknowledging that he or she has received a copy of the Firm’s Compliance Manual and this Code and certifying that he or she has read and understands the Compliance Manual and this Code and agrees to abide by their provisions. Thereafter, each Supervised Person shall, at least annually, sign the Firm’s “Annual Certification Acknowledgment Form” (Appendix B) reaffirming, among other things, that he or she continues to abide by the provisions in the Firm’s Compliance Manual and this Code and that he or she has reported all Securities transactions, with the exception of transactions in Non-Reportable Securities.

C.    Reporting Violations of the Code of Ethics

All Supervised Persons must promptly report any violations of the Code to the CCO. Any violations reported to, or independently discovered by, the CCO shall be promptly reviewed, investigated and reported to the Firm’s management.

All reported Code violations will be treated as being made on an anonymous basis. Any retaliation for reporting a violation of the Code will constitute a further violation of the Code, as well as a possible violation of the anti-retaliation provisions of the SEC’s Whistleblower Rule. For more information, please refer to the “Whistleblower Policy” in the Firm’s Compliance Manual.

II.    Supervised Persons’ Conduct

A.    Conflicts of Interest

It is the policy of the Firm that all Supervised Persons conduct the business affairs of the Firm in accordance with the highest principles of business ethics. All Supervised Persons should promptly report to the CCO any situation or circumstance which may give rise to a conflict of interest.

B.	Outside Business Activities

Business activities other than employment at the Firm may present conflicts of interest. Such instances may include, but are not limited to: (i) serving for profit or not-for-profit as an officer, director, trustee or partner of any business or charitable organization; (ii) participating as a member of a limited liability company or a limited partner of a limited partnership; or (iii) serving as a consultant for profit or non-for-profit for any business or charitable organization. Accordingly, each Supervised Person must disclose upon hire all outside business activities to the CCO for approval, and prior to engaging in any new outside business activity, must seek approval from the CCO by submitting an “Outside Business Activity Approval Form” (Appendix C).

The CCO will determine whether permission to engage in the outside activity should be granted or denied, based on the nature of the outside activity, the number of hours involved, the amount of compensation (if any) to be received and any other factors that in the CCO’s discretion may be relevant.

Unless prior approval is granted by the CCO, the Firm generally does not permit Supervised Persons to serve as an officer, partner or employee of another company or business or as a member of the board of directors or trustees of any business organization, including any civic or charitable organization. These types of positions present particular conflicts of interest and a determination of a Supervised Person’s eligibility to serve in such a position necessarily involves an assessment of whether such service would be consistent with the interests of the Firm or compromise the Supervised Person’s fiduciary duty or time commitment requirements to the Clients.

Under no circumstances may a Supervised Person represent or suggest that his or her association with any outside business activity in any way reflects the approval by the Firm of that organization or its activities.

C.	Gifts and Entertainment

In light of the nature of the Firm’s business, its fiduciary obligations to the Clients, as well as the regulatory environment in which the Firm conducts its business, the Firm has adopted this Gifts and Entertainment policy to impose limits on, and monitor the nature and quantity of, “business-related” gifts, gratuities and entertainment. “Business-related” gifts, gratuities and entertainment are those that the Firm’s Supervised Persons give to, or receive from, a person or firm that: (i) conducts business with or provides services to the Firm; (ii) may do business or is being solicited to do business with the Firm; or (iii) is associated with an organization that conducts or seeks to conduct business with the Firm.

This policy is not intended to prevent Supervised Persons from giving or receiving gifts, gratuities or entertainment, provided that such gifts and entertainment are not extravagant, costly, lavish or excessive. The policy is intended to ensure that the practice of giving and accepting gifts, gratuities or entertainment is not abused and does not compromise the integrity, objectivity or fiduciary responsibilities of the Firm or its Supervised Persons, create an appearance of impropriety or raise potential conflicts of interest. For purposes of this policy, value is the higher of cost or fair market value. Gifts and entertainment among Supervised Persons are not subject to the guidelines set forth below.

If there is any question as to the scope or application of this policy, Supervised Persons should consult with the CCO.

1.     Required Gift and Entertainment Approvals

a.     Offering and Accepting Gifts

A “gift” refers to any object or thing of value provided for the recipient’s personal use or enjoyment. If, for example, the giver of tickets for an event does not intend in advance to be present at such event, then the tickets will be deemed a gift. Each Supervised Person may offer or accept business-related gifts of up to $100 to or from any third party with whom the Firm conducts business, or could reasonably expect to conduct business, without the prior written approval of the CCO. For individual gifts that exceed this threshold, Supervised Persons must submit a Gift and Entertainment Approval Form (Appendix D) to the CCO upon receipt of or prior to offering such gift. In addition, all charitable contributions to any charitable organization affiliated with a third party with whom the Firm conducts business, or could reasonably expect to conduct business, in excess of $100 must be pre-approved in writing by the CCO pursuant to a “Gift and Entertainment Approval Form” (Appendix D).

b.	Offering and Accepting Entertainment

“Entertainment” refers to meals, sporting events or other entertainment events (such as golf outings) where the giver intends to participate in or attends the event with the recipient. If the giver intends to participate in the event, then such an event will be deemed entertainment. Each Supervised Person may offer business-related entertainment of up to $500 per individual recipient ($1000 per event) to any third parties with whom the Firm conducts business, or could reasonably expect to conduct business, without the prior written approval of the CCO. For entertainment that exceeds these thresholds, Supervised Persons must submit a Gift and Entertainment Approval Form (Appendix D) to the CCO upon receipt of or prior to offering such entertainment. Each Supervised Person is expected to use professional judgment in entertaining and being entertained by a business associate. If there is any question as to whether a specific entertainment event can be accepted or given, the CCO should be consulted.

Supervised Persons may attend seminars sponsored or paid for by any third party with whom the Firm conducts business, or could reasonably be expected to conduct business, provided that attendance at the seminar is not so costly or the event so lavish as to raise conflict of interest issues. If there is any question as to whether such an event may raise conflict of interest issues, the CCO should be consulted.

c.	Prohibited Conduct

No gift or entertainment should ever be accepted with the expectation of any quid pro quo from the Firm or any Supervised Person. Supervised Persons are prohibited from giving, and must tactfully refuse, any gift of cash or cash equivalents.

Furthermore, to ensure compliance with the Foreign Corrupt Practices Act (“FCPA”), Supervised Persons are prohibited from directly or indirectly paying, giving or offering or promising to pay any funds, gifts, services or anything else of value, no matter how small or seemingly insignificant, to any Government Official (as such term is defined under the FCPA) for any business or Firm-related reasons. For more information, please refer to the Foreign Corrupt Practices Act section of the Firm’s Compliance Manual.

D.    Political Contributions

Rule 206(4)-5 under the Advisers Act (the “Pay-to-Play Rule”) addresses practices commonly known as “pay-to-play”, where an investment adviser or its Supervised Persons directly or indirectly make contributions or other payments to certain U.S. public officials with the intent of generating investment advisory business. Violations of the Pay to Play Rule can have serious implications on the Firm’s ability to manage such capital. Specifically, the Firm can be precluded from managing money for a federal, state or local government entity or may need to return fees received or waive fees to be received from such government entity for up to two years.

The Political Contributions Policy is designed to ensure that Political Contributions (as defined below) by Supervised Persons do not violate the Pay-to-Play Rule in addition to other federal, state or local laws, which generally limit the amount of Political Contributions that advisers and their Supervised Persons may make to federal, state and local government officials, candidates and political parties.

The Political Contributions Policy places certain restrictions and obligations on Supervised Persons in connection with their Political Contributions and Solicitation Activities (as defined herein). The policy prohibits any direct or indirect Political Contributions to any officials or candidates in the United States that are intended to or may appear to influence the investment decisions (e.g., the awarding of investment management contracts) of those entities affiliated, directly or indirectly, with those officials or candidates. The policy also governs all Political Contributions made in the Firm’s name or on the Firm’s behalf.

1.     Definitions

For purposes of this Political Contributions policy, the following definitions apply: “Political Contribution” means a contribution to any candidate or official for federal, state or local public office, regardless of whether the candidate is ultimately successful for the office sought. Specifically, a Political Contribution is any gift, subscription, loan, advance, deposit of money or thing of value made for the purpose of supporting a candidate for or influencing an election to office. This includes, for example, repaying a candidate’s campaign debt incurred in connection with any such election or paying the transition or inaugural expenses of the successful candidate for any such election. Political Contribution also includes in-kind and monetary contributions to a candidate or official, as well as indirect contributions (e.g., contributions made at the behest of a Supervised Person through a family member or friend). In addition, Political Contribution includes contributions made to a Political Action Committee (as defined below).

“Political Fundraising” means to fundraise and/or communicate, directly or indirectly, for the purpose of obtaining or arranging a Political Contribution or otherwise facilitate the Political Contributions made by other parties.

“Political Action Committee” or “PAC” means an organization that raises money privately to influence elections or legislation. Contributions to a PAC may not be prohibited, but in all instances, Supervised Persons must obtain prior approval of such Political Contributions to PACs from the CCO. Any questions regarding whether a contribution to an organization requires pre-clearance under this policy should be directed to the CCO.

“Solicitation Activity” means coordinating, or soliciting any person or PAC to make, any (i) Political Contributions; or (ii) payments to a political party of a state or locality where the Firm is providing or seeking to provide investment advisory services to a government entity.

2.	Pre-Clearance and Disclosure

Supervised Persons are required to disclose Political Contributions made by themselves and any family member living in the same household or to whom the Supervised Person provides material financial support, within the past two years at the time of hire and annually thereafter in the “Political Contribution Disclosure and Approval Form” (Appendix E).

Supervised Persons and any family member living in the same household or to whom the Supervised Person provides material financial support, must obtain prior written approval from the CCO before making any Political Contribution to, or participating in any political Solicitation Activity on behalf of, any political candidate, official, party or organization. A Supervised Person may request approval from the CCO by completing and submitting a “Political Contribution Disclosure and Approval Form” (Appendix E). The CCO will keep a copy of any such approvals and a summary of the rationale for such approvals in the records of the Firm.

3.     Corporate Contributions

Supervised Persons may not use personal or corporate funds to make Political Contributions on behalf of or in the name of the Firm. Further, the Firm will not reimburse Political Contributions made by Supervised Persons. All requests for Political Contributions to be made on behalf of or in the name of the Firm should be directed to the CCO.

4.	Charitable Contributions Distinguished

Contributions to a charity are not considered Political Contributions unless made to a charity controlled, or affiliated with, a federal, state or local candidate or official. This policy is not intended to impede legitimate, charitable fund-raising activities. Any questions regarding whether an organization is a charity should be directed to the CCO.

5.     International Contributions

Political Contributions by the Firm or Supervised Persons to politically connected individuals or entities, anywhere in the world, with the intention of influencing such individuals or entities for business purposes are strictly prohibited. For more information, please refer to sections of the Firm’s Compliance Manual on the FCPA and UK Bribery Act.

E.	Reportable Relationships

Supervised Persons must disclose to the CCO any financial, family, and/or personal relationship(s) they have with a person who works at a bank, trust company, savings institution, investment advisor, broker-dealer, or other financial services firm; a person or family member who has a board of directors position (or similar position) with any publicly-traded company or a portfolio company of the Firm, a person or entity that may conduct or does conduct business with, or provides services to, the Firm or any Client; or is being solicited to do business with the Firm or any Client (each such relationship, a “Reportable Relationship”).

Situations involving above-referenced relationships may present a conflict of interest that would prevent the affected Supervised Person from, among other things, acting solely in the best interests of the Clients.

There is no prohibition on Supervised Persons having a financial, family or personal relationship. However, each Supervised Person must disclose each Reportable Relationship to the Firm, so the Firm may evaluate any potential conflict(s) of interest arising from the relationship.

In its evaluation, the Firm will consider, for example, the significance of the financial interest, the degree of the family or personal relationship, and whether the Firm can determine the fairness of the price of the goods and/or services provided, among other factors.

Any Reportable Relationship that a Supervised Person has must be disclosed to the CCO on the Reportable Relationships Questionnaire (Appendix J) within ten (10) business days of the person becoming a Supervised Person. The information must be current as of the date on which the person became a Supervised Person.

Supervised Persons have a duty to maintain the accuracy of their compliance questionnaires and certifications they have submitted to the CCO. In particular, any changes to a relationship already reported (including any termination of any such relationship) must be disclosed to the CCO through the completion and submission of an updated Reportable Relationships Questionnaire (Appendix J), within ten (10) business days of the date of the change(s).

III.  Prevention and Detection of Insider Trading

The Firm’s business may require Supervised Persons and Access Persons to deal with highly confidential or sensitive information. The misuse of such information, which is also known as material non-public information, may violate federal and state securities laws as well as other regulatory requirements. Such misuse may also damage the reputation and financial position of the Firm and its Supervised Persons and Access Persons and therefore must be avoided.

The misuse of material non-public information is generally known as “insider trading”. Insider trading is not explicitly defined in securities laws; however, it has been interpreted to mean trading on the basis of material non-public information for profit or to avoid loss. Securities laws have been interpreted to prohibit trading while in possession of material non-public information, whether received directly or indirectly or communicating material non-public information to others in breach of a duty of confidentiality.

The Firm forbids all Supervised Persons and Access Persons from trading on the basis of material non-public information, whether for a Client, oneself or others. Furthermore, communicating material non-public information to others, except as provided below, is expressly forbidden. The Firm’s policy extends to activities within and outside a Supervised Person’s and Access Person’s relationship with the Firm.

Violations of this policy may include stringent penalties, in addition to disciplinary actions that may be taken by the Firm. Supervised Persons and Access Persons may face monetary penalties of up to three times the illicit profits gained, or losses avoided, as well as disgorgement of profits or losses avoided from such transactions, disbarment from the securities industry and/or incarceration. In addition, the Firm may face monetary penalties and reputational damage.

It is the responsibility of each Supervised Person and Access Person to notify the CCO immediately if they have come into possession of material non-public information related to a public company. If a Supervised Person or Access Person has questions as to whether he or she is in possession of material non-public information, the Supervised Person or Access Person should consult with the CCO. For more information, please refer to the section on material non-public information in the Firm’s Compliance Manual.

IV.  Personal Trading Policies and Procedures

Rule 204A-1 under the Advisers Act requires the Firm’s Code to impose certain restrictions on personal securities trading of Supervised Persons and Access Persons. Pursuant to the Rule, the following Personal Trading Policy is designed to prevent potential legal, business or ethical conflicts and to minimize the risk of unlawful trading in any Personal Trading Account and guard against the misuse of confidential information. All personal trading must avoid any conflict or perceived conflict with the interests of the Firm and its Clients.

Supervised Persons are expected to devote their time during the course of the business day to the business of the Firm. The Firm discourages excessive personal trading that would distract Supervised Persons from their daily work responsibilities.

A.	Pre-Clearance Procedures

Except as set forth below under “Exempt Transactions and Non-Reportable Securities”, Supervised Persons and Access Persons must pre-clear any transactions in Reportable Securities in their Personal Trading Accounts with the CCO prior to such transactions. In addition, Supervised Persons and Access Person must preclear any transactions in an Initial Public Offering, Private Placement, interest in a private investment fund (i.e., hedge fund or private equity fund) or interest in a private company prior to such transactions. Supervised Persons and Access Persons must complete the Firm’s “Personal Securities Trading Approval Form” (Appendix G) prior to executing any transaction which requires pre-approval under this Code. Except as otherwise set forth herein (including under “Exempt Transactions and Non-Reportable Securities”) or an exception is granted by the CCO, Personal Trading Accounts are prohibited from trading or otherwise investing in Securities of issuers or companies that are: (i) on the Firm’s Restricted List; or (ii) held in any Client account and have a market capitalization at the time of the transaction below $7.5 billion. Notwithstanding the foregoing, Securities of issuers or companies that were acquired prior to joining the Firm may be sold even if such issuers or companies have a market capitalization below $7.5 billion at the time of sale. In addition, regardless of market capitalization, Personal Trading Accounts may buy or sell any Security which: (i) was held in a Client account prior to the Firm advising or managing such account, unless such Security was already held in any Client account pursuant to an advisory relationship with the Firm (i.e., legacy positions in a Client account which continue to be held after the Firm establishes its advisory relationship with such Client); and (ii) is acquired in a Client account at the direction of the Client pursuant to a Non-discretionary Investment Management Letter, unless such Security was already held in any Client account pursuant to an advisory relationship with the Firm. When submitting requests, Supervised Persons and Access Persons are required to certify that they do not possess material non-public information or have any other reason preventing them from engaging in the requested transaction.

The CCO will promptly notify a Supervised Person or Access Person of the Firm’s approval or denial of the requested transaction by sending notification to the Supervised Person or Access Person. Once pre-clearance for a transaction is granted, the transaction must be executed within one (1) business day of approval. If the transaction is not executed or is only partially executed within the approved timeframe, a new pre-clearance request must be submitted to the CCO prior to executing or continuing the transaction.

B.	Exempt Transactions and Non-Reportable Securities

The Personal Trading Account pre-approval requirements described in this Code shall not apply to: (i) purchases or sales in any Non-Discretionary Account; (ii) purchases that are part of any broker-assisted dividend reinvestment plan; (iii) non-discretionary direct investment programs; (iv) purchases effected upon the exercise of rights issued by an issuer or company pro-rata to all holders of a class of Securities to the extent such rights were acquired from such issuer or company or the sale of such rights; (v) Non-Reportable Securities; and (vi) purchases or sales of any mutual funds, exchange-traded funds or unit investment trusts, none of which are advised or sub-advised by the Firm, within any Personal Trading Account that can exclusively hold such investment vehicles (such as 529 investment plans).

C.	Personal Trading Accounts

As further described below, Supervised Persons and Access Persons are required to report to the CCO, upon hire and at least annually thereafter, all Personal Trading Accounts (and any private investments, etc. held outside of such Personal Trading Accounts) of the Supervised Person or Access Person and all Securities held in these accounts pursuant to the “Securities Holding Report and Certification” (Appendix F). Additionally, upon opening or closing a Personal Trading Account, Supervised Persons and Access Persons are required to promptly notify the CCO accordingly by email or in writing. Each Supervised Person and Access Person shall authorize duplicate copies of all account statements relating to such Personal Trading Accounts to be sent to the CCO within 30 days of the end of each quarter (or more frequently) and shall report all private securities transactions that are not reflected in the account statements of such Personal Trading Accounts to the CCO promptly. Consistent with the Advisers Act, the account statements shall contain at least the following information for each transaction in a Reportable Security in which the Supervised Person or Access Person had, or as a result of the transaction acquired, any direct or indirect Beneficial Ownership: (i) the date of the transaction, the title and, as applicable, the exchange ticker symbol or CUSIP number, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each involved; (ii) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition); (iii) the price of all securities at which the transaction was effected; (iv) the name of the broker, dealer or bank with or through which the transaction was effected; and (v) the date that the report is submitted.

New Supervised Persons and Access Persons will be required to report all of their Personal Trading Accounts and any other private investments not reflected in such Personal Trading Accounts (such as an interest in hedge funds or private equity funds, etc.) no later than (10) ten days after the commencement of their employment pursuant to the “Securities Holding Report and Certification” (Appendix F). The initial holdings report must be current as of a date not more than 45 days prior to the date the person becomes a Supervised Person and/or Access Person. All Supervised Persons and Access Persons are required to disclose the Personal Trading Accounts for themselves and any family member living in the same household or to whom the Supervised Person or Access Person provides material financial support. In addition, Supervised Persons and Access Persons must inform the CCO prior to opening or closing a Personal Trading Account. Each Supervised Person and Access Person must also submit a “Securities Holding Report and Certification” (Appendix F) every 12-months. The Firm will generally require this Report and Certification within (30) thirty calendar days after the end of each calendar year.

D.	Restricted List

In general, the Firm’s Restricted List will consist of Securities of: (i) public issuers or companies with respect to which the CCO has been made aware that an Access Person or Supervised Person has received, expects to receive or may be in a position to receive material non-public information; (ii) public issuers or companies on whose board of directors or similar body an Access Person or Supervised Person serves (notwithstanding an “open window” period, during which such issuers or companies are not restricted); (iii) entities with which the Firm has entered into a Confidentiality Agreement when information under such agreement may include material non-public information of a public issuer or company; (iv) public issuers or companies for which any Supervised Person or Access Person has received material non-public information when evaluating hedging strategies or private positions; and (v) other issuers or companies that the Firm, Access Persons, Supervised Persons or the Clients should not be trading or in which such investments should not be made for various reasons, as may be determined from time to time by the CCO or management of the Firm.

Any time a Supervised Person or Access Person receives material non-public information (as described in the “Policies and Procedures to Prevent and Detect Insider Trading” section of the Firm’s Compliance Manual) about a company that has issued publicly traded Securities, that company will be added to the Firm’s Restricted List. Supervised Persons and Access Persons are responsible for contacting the CCO any time that they receive or intend to receive any material non-public information about a public company. They are also responsible for notifying the CCO of any other circumstances in which a company should be added to the Restricted List. The CCO shall be responsible for maintaining the Firm’s Restricted List. The CCO will ensure that the Restricted List is available to all Supervised Persons and Access Persons. Supervised Persons and Access Persons are required to consult the Restricted List as needed to comply with this policy.

The Restricted List is confidential and may not be disclosed to anyone outside the Firm as it may contain material non-public information. It is therefore vital that Supervised Persons and Access Persons do not disclose the contents of the Restricted List to anyone outside of the Firm, without the prior consent of the CCO.

The CCO shall maintain the following on the Restricted List: the date a Security was added; the date such Security is expected to be removed; the name of the issuer of such Security; and the exchange ticker symbol or CUSIP, if applicable. The CCO shall also maintain a non-distributable version of the Restricted List which contains, in addition to the foregoing, the person who made such determination that the Security should be added to the Restricted List and the material non-public information associated with the Security.

The CCO will review the Restricted List on a regular basis to determine whether any Supervised Persons or Access Persons remain in possession of material non-public information. Specifically, the CCO will update the Restricted List to add issuers or companies for which the Firm has material non-public information or delete those issuers or companies for which the Firm no longer has material non-public information.

If an issuer or company is on the Restricted list because the Firm has entered into a Confidentiality Agreement with respect to such issuer or company, the issuer or company may be removed from the Restricted List upon: (i) the expiration or termination of the Confidentiality Agreement; (ii) the announcement of the transaction with respect to which the Confidentiality Agreement was signed; or (iii) the company’s determination not to pursue the transaction with respect to which the Confidentiality Agreement was signed, provided that the CCO reasonably concludes that the Firm is not at such time in possession of material non-public information regarding the issuer or company. The CCO should document the reasons an issuer or company has been removed from the Restricted List.

The CCO may, but is not required to, consider the opinion of the Firm’s investment professionals or outside legal counsel in deciding whether an issuer or company should be added or removed from the Restricted List.

E.	Certification and Review

On a quarterly basis all Supervised Persons and Access Persons will be required to submit and sign a “Quarterly Compliance Certification Form” (Appendix H) to the CCO within (30) thirty calendar days after the end of each quarter. The form will attest that the Supervised Persons and Access Persons have abided by the Firm’s personal trading policies and procedures as detailed in this section IV.

F.	Remedial Actions

The Firm takes the potential for conflicts of interest caused by personal trading very seriously. In the event that the Firm’s personal trading policies are not complied with, the Firm reserves the right to impose various sanctions on Supervised Persons and Access Persons that violate the Code. Such remedial action may include restrictions on future personal trading by the Supervised Person or Access Person, monetary fines, disgorgement of profits, reprimand or termination.

V.    Bad Actor Rule

The Bad Actor Rule prohibits the Firm from relying on the Rule 506 exemption with respect to investment fund Client offerings if the Firm, or any person covered by the Rule, has had a “Disqualifying Event” (as described in the “Bad Actor Questionnaire” attached as Exhibit I) within a certain period of time preceding the Rule 506 offering. For purposes of this Rule, “covered persons” include: (i) the Firm, including its affiliates; (ii) directors and certain officers of the Firm; (iii) general partners and managing members of the Firm; (iv) greater than 20% beneficial owners of an investment fund Client (based on voting power); (v) investment managers and principals of investment fund Clients; (vi) promoters and persons compensated for soliciting investors in investment fund Clients, as well as their general partners, directors and officers; and (vii) managing members of any compensated solicitor for an investment fund Client.

In the event that a covered person has had a Disqualifying Event, the Firm will be prohibited from relying on the Rule 506 exemption unless certain actions are taken to remedy the disqualification. Remedial actions may include terminating or reassigning disqualified individuals, restructuring governance and control arrangements, terminating the engagement with a placement agent or other covered financial intermediary, postponing or foregoing capital raising or pursuing alternative capital raising methods, buying out or otherwise inducing greater than 20% beneficial owners to reduce their ownership positions or preventing bad actors from becoming greater than 20% beneficial owners (i.e., exercising rights of first refusal and excluding bad actors from financing rounds).

Appendix A

Compliance Manual and Code of Ethics

Initial Certification and Acknowledgment Form

Hilton Capital Management, LLC

The undersigned supervised person (the “Supervised Person”) of Hilton Capital Management, LLC (the “Firm”) acknowledges that he or she received a copy of the Firm’s Compliance Manual and Code of Ethics and the Appendices attached thereto (collectively, the “Manual and Code”) and certifies that he or she has read and understands all provisions of the Manual and Code and agrees to abide by the provisions contained therein. The Supervised Person understands that observance of the provisions contained in the Manual and Code is a material condition of his or her employment by the Firm and that any violation of such provisions by the Supervised Person may subject the Supervised Person to immediate termination by the Firm as well as possible civil or criminal penalties.

The undersigned Supervised Person hereby certifies that the responses provided on all disclosure forms to the Firm are truthful and complete and if any such responses cease to be truthful or complete, the Supervised Person will promptly report any changes in writing to the CCO.

Signature of Supervised Person

Name of Supervised Person	Date

Appendix B

Compliance Manual and Code of Ethics

Annual Certification and Acknowledgment Form

Hilton Capital Management, LLC

The undersigned Supervised Person of Hilton Capital Management, LLC (the “Firm”) acknowledges that he or she received and read a copy of the Firm’s Compliance Manual and Code of Ethics and the Appendices attached thereto (collectively, the “Manual and Code”) and certifies that he or she understands the provisions of the Manual and Code and has during the past year complied with and will continue to abide by, the provisions of the Manual and Code. The Supervised Person understands that observance of the provisions contained in the Manual and Code is a material condition of his or her employment with the Firm and that any violation of such provisions by the Supervised Person may subject the Supervised Person to immediate termination by the Firm as well as possible civil or criminal penalties.

The undersigned Supervised Person hereby certifies that the responses provided on his or her disclosure forms to the Firm continue to be truthful and complete or that the Supervised Person has reported all changes in writing to the CCO and if any such responses cease to be truthful or complete, the Supervised Person will promptly report any changes in writing to the CCO.

Signature of Supervised Person

Print Name	Date

Appendix C

Outside Business Activity Approval Form

Hilton Capital Management, LLC

Please complete a separate copy of this form for each new Outside Affiliation or Activity for which you would like approval. You may also be asked to provide additional information to assist in evaluating this request.

Name of the Entity: ___________________________________________________________________________________________

Is the Entity publicly traded?

☐ Yes ☐ No

Does the Supervised Person expect to have access to or receive material, non-public information regarding the Entity?

☐ Yes ☐ No

What is the nature of business or activity of the Entity? ________________________________________________________________________________

Please describe any financial interest (including equity ownership interest) that you will have in the Entity or compensation that you will receive from the Entity: _______________________________________________________________________________________________________________________

Approximate hours per month you will devote to the Entity

During business hours: _____

After business hours: _____

Your Title or Function with the Entity (including whether you will have an active role in management): _______________________________________________________________________________________________________

Date affiliation or activity will begin: ______________________________________________________________________________________________________

Do you know of any significant adverse information about the Entity or any conflict between the Entity and the Firm?

☐ Yes ☐ No

If yes, please explain: __________________________________________________________________________________________________________

Do you have or control a brokerage account for the above Entity? ___________________________________________________________

Are you involved in making investment decisions for or on behalf of this Entity? ________________________________________________

Supervised Person Signature	CCO Signature

Print Name	Print Name

Date	Date

Appendix D

Gift and Entertainment Approval Form

Hilton Capital Management, LLC

Supervised Person: _____________________________________________________________________________________________________________

Date: ________________________________________________________________________________________________________________________

Type:

Gift	☐

Entertainment	☐

Charitable Contribution	☐

Description: ______________________________________________________________________________________________________________________

Provider: ______________________________________________________________________

Estimated Value (higher of face or fair market value):          __________________

I certify that this description is a true and accurate depiction of the gift, event or charitable contribution and that receipt or giving of this gift or attendance at this event or giving of this charitable contribution shall not create no conflict of interest.

Signature of CCO	Signature of Supervised Person

Print Name	Print Name

Date	Date

Appendix E

Political Contribution Disclosure and Approval Form

Hilton Capital Management, LLC

Supervised Person Name: _________________________________________________________________________________________________

Have you, or anyone in your household, made Political Contributions to any Organization/Candidate within the last 24 months?                      __Yes __No

Proposed Political Contribution is intended for:                     Individual / Organization

Name of Individual/Organization ___________________________________________________________________________________________

If Individual, Candidate’s Current Title and Office ______________________________________________________________________________

If Organization, Organization Type (Political Party, Political Action Committee, etc.) _______________________________________________________________________________________________________

What Office/Position is this candidate running for? _____________________________________________________________________________

Date of the primary or general election for this position? _________________________________________________________________________

Candidate’s City/State ___________________________________________________________________________________________________

Are you eligible to vote for this individual?                    __Yes __No

If “Yes”, how much have you previously contributed and when? ____________________________________________________________________

Dollar Amount of Proposed Political Contribution $______________________________________________________________________________

I attest that the description of the above disclosed Political Contribution(s) are complete and accurate.

Signature of Supervised Person: _______________________                    Date:___________________

Print Name: ____________________________

Political Contribution has been approved: YES NO

CCO Signature:_______________________________                    Date:____________________

Print Name:__________________________

Appendix F

Securities Holdings Report and Certification

Hilton Capital Management, LLC

Name: ____________________________________

Date: _______________________________

As of the date appearing above, the following are each and every security and account in which I have a direct or indirect Beneficial Interest (not including securities which are direct obligations of the US government (such as treasury bills); shares issued by open-end mutual funds and ETFs; and banker’s acceptances, bank certificates of deposit, commercial paper or high quality short term debt instruments, including repurchase agreements). For purposes of this report, the term Beneficial Interest shall mean ownership of securities or securities accounts by or for the benefit of a person or any account in which the employee holds a direct or indirect Beneficial Interest, retains discretionary investment authority or other investment authority (e.g., a power of attorney).

Name of Account Holder and Account Number	Name of Security/ Type of Security	Amount (No. of Shares or Principal Amount)	Nature of Interest (Direct Ownership, Spouse, Control, Etc.)	Broker, Dealer (or Bank acting as Broker) Involved

I certify that the securities listed above, are the only securities in which I have a direct or indirect beneficial ownership interest.

Signature: ______________________________

Appendix G

Personal Securities Trading Approval Form

Hilton Capital Management, LLC

Name: _______________________________________________________

Date: _______________________________________________________

Issuer:

Ticker/CUSIP:

Details of Proposed Transaction:

Buy ☐ Sell ☐ Short ☐

Type of security (e.g., note, common stock, preferred stock):

Quantity of shares or unit:

Approximate price per share/units:

Account for which transaction will be made (Please include broker/placement agent name and account number):_______________________________________________________________

Is this an IPO allocation?

Yes ☐ No ☐

Is this security a Private Placement?

Yes ☐ No ☐

To your knowledge, is there any order pending execution in the security for a Client?

Yes ☐ No ☐

To your knowledge, is the Firm considering any trades in the security for a Client?

Yes ☐     No ☐

I certify that I am not in possession of any material non-public information relating to the security for which I am seeking pre-clearance.

Signature: ______________________________________

Print Name:__________________________________

Date:______________________________________

Compliance Department Use Only:

Transaction Approved	☐
Transaction Denied	☐

CCO Signature:_______________________________        Date:____________________

Print Name:__________________________

Appendix H

Quarterly Compliance Certification Form

Hilton Capital Management, LLC

The undersigned person (the “Supervised/Access Person”) of Hilton Capital Management, LLC (the “Firm”) acknowledges that he or she received and read a copy of the Code of Ethics (the “Code”) and certifies that he or she has abided by the Personal Trading Policies and Procedures as detailed the Code. The Supervised/Access Person understands that observance of the Personal Trading Policies and Procedures contained in the Code is a material condition of his or her employment with the Firm and that any violation of such provisions by the Supervised/Access Person may subject the Supervised/Access Person to immediate termination by the Firm as well as possible civil or criminal penalties. Any capitalized terms not defined herein shall have the meanings ascribed to them in the Code.

The Supervised/Access Person of the Firm also acknowledges that he or she has not utilized any form of electronic communications or systems to conduct Firm business, other than Firm authorized communications or systems such as the Firm’s email systems or Bloomberg connectivity. Notwithstanding the foregoing, the Supervised/Access Person of the Firm may use non-Firm authorized electronic communications or systems for the sole purpose of setting up and confirming meetings in furtherance of Firm business.

Quarter Ending:______________(Month/Year)

__________________________________

Signature

Print Name	Date

CCO Signature:______________________________________________________       Date:____________________

Print Name:______________________________________

Appendix I

Bad Actor Questionnaire

Hilton Capital Management, LLC

Definitions

For the purposes of this section, the following definitions apply:

CFTC: means the Commodity Futures Trading Commission.

Charged: Being accused of a crime in a formal complaint, information, or indictment (or equivalent formal charge).

Enjoined: This term includes being subject to a mandatory injunction, prohibitory injunction, preliminary injunction, or a temporary restraining order.

Felony: For jurisdictions that do not differentiate between a felony and a misdemeanor, a felony is an offense punishable by a sentence of at least one year imprisonment and/or a fine of at least $1,000. The term also includes a general court martial.

Found: Adverse final actions, including consent decrees in which the respondent has neither admitted nor denied the findings, but does not include agreements, deficiency letters, examination reports, memoranda of understanding, letters of caution, admonishments, and similar informal resolutions of matters.

Foreign Financial Regulatory Authority: Includes:

a)	A foreign securities authority;

b)	Another governmental body or foreign equivalent of a self-regulatory organization empowered by a foreign government to administer or enforce its laws relating to the regulation of investment-related activities; and

c)	A foreign membership organization, a function of which is to regulate the participation of its members in the activities listed above.

Involved: Engaged in any act or omission, aiding, abetting, counseling, commanding, inducing, conspiring with or failing reasonably to supervise another in doing an act.

Minor Rules Violation: A violation of a self-regulatory organization rule that has been designated as “minor” pursuant to a plan approved by the SEC. A rule violation may be designated as “minor” under a plan if the sanction imposed consists of a fine of $2,500 or less, and if the sanctioned person does not contest the fine. (Check with the appropriate self-regulatory organization to determine if a particular rule violation has been designated as “minor” for these purposes.)

Misdemeanor: For jurisdictions that do not differentiate between a felony and a misdemeanor, a misdemeanor is an offense punishable by a sentence of less than one year imprisonment and/or a fine of less than $1,000. The term also includes a special court martial.

Order: A written directive issued pursuant to statutory authority and procedures, including an order of denial, exemption, suspension, or revocation. Unless included in an order, this term does not include special stipulations, undertakings, or agreements relating to payments, limitations on activity or other restrictions.

Proceeding: This term includes a formal administrative or civil action initiated by a governmental agency, self-regulatory organization or foreign financial regulatory authority; a felony criminal indictment or information (or equivalent formal charge); or a misdemeanor criminal information (or equivalent formal charge). This term does not include other civil litigation, investigations, or arrests or similar charges brought in the absence of a formal criminal indictment or information (or equivalent formal charge).

Self-Regulatory Organization (SRO): Any national securities or commodities exchange, registered securities association, or registered clearing agency. For example, the Chicago Board of Trade (“CBOT”), Chicago Board Options Exchange (“CBOE”), the Financial Industry Regulatory Association (“FINRA”) and New York Stock Exchange (“NYSE”) are self-regulatory organizations.

US Postal Service false representation order: A scheme or device for obtaining money or property through the mail by means of false representations.

Item1: In the past ten years, have you:

a.	Been convicted of or pled guilty or nolo contendere (“no contest”) in a domestic, foreign or military court to any felony?

Yes                                                    No

b.	Been charged with a felony?

Yes                                                    No

Item 2: In the past ten years, have you:

a.	Been convicted of or pled guilty or nolo contendere (“no contest”) in a domestic, foreign or military court to a misdemeanor involving: investments or an investment-related business, or any fraud, false statements, or omissions, wrongful taking of property, misappropriation of funds or securities, embezzlement, bribery, perjury, forgery, counterfeiting, extortion, or a conspiracy to commit any of these offenses?

Yes                                                    No

b.	Been charged with a misdemeanor involving the activities listed in Item 2.a?

Yes                                                    No

c.	Been convicted of a conspiracy to commit any offense listed in Items 1, 2.a or 2.b above?

Yes                                                    No

d.	Been convicted of any crime that is punishable by imprisonment for one or more years that has not already been described in Items 1, 2.a, 2.b or 2.c above?

Yes                                                    No

Item 3: Has the SEC or the CFTC ever:

a.	Found you to have made a false statement or omission?

Yes                                                    No

b.	Found you to have been involved in a violation of SEC or CFTC regulations or statutes?

Yes                                                    No

c.	Found you to have been a cause of an investment-related business having its authorization to do business denied, suspended, revoked or restricted?

Yes                                                    No

d.	Entered an order against you in connection with investment-related activity?

Yes                                                    No

e.	Imposed a civil money penalty on you, or ordered you to cease and desist from any activity?

Yes                                                    No

Item 4: Have you filed as a registrant or issuer, or have you been named as an underwriter in, a registration statement or Regulation A offering statement filed with the SEC that, within the last five (5) years:

a.	Was the subject of a refusal order, stop order, or order suspending the Regulation A exemption?

Yes                                                    No

b.	Was disqualified or has been the subject of any other proceeding or order under the Securities Act of 1933, as amended?

Yes                                                    No

c.	Is currently the subject of an investigation or proceeding to determine whether such a stop order or suspension order be issued?

Yes                                                    No

Item 5: Has any other federal regulatory agency, any state regulatory agency or any foreign financial regulatory authority ever:

a.	Found you to have made a false statement or omission, or been dishonest, unfair or unethical?

Yes                                                    No

b.	Found you to have been involved in a violation of investment-related regulations or statutes?

Yes                                                    No

c.	Found you to have been a cause of an investment-related business having its authorization to do business denied, suspended, revoked or restricted?

Yes                                                    No

d.	Entered an order against you in connection with an investment-related activity?

Yes                                                    No

e.	Entered an order against you based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct?

Yes                                                    No

f.	Denied, suspended or revoked your registration or license, or otherwise prevented you, by order, from associating with an investment-related business or restricted your activity?

Yes                                                    No

Item 6: Has any self-regulatory organization or commodities exchange ever:

a.	Found you to have made a false statement or omission?

Yes                                                    No

b.	Found you to have been involved in a violation of its rules (other than a violation designated as a “minor rules violation” under a plan approved by the SEC)?

Yes                                                    No

c.	Found you to have been the cause of an investment-related business having its authorization to do business denied, suspended, revoked or restricted?

Yes                                                    No

d.	Disciplined you by expelling or suspending you from membership, barring or suspending you from association with other members, or otherwise restricting your activities?

Yes                                                    No

Item 7: Has an authorization to act as an attorney, accountant or federal contractor granted to you ever been revoked or suspended?

Yes                                                    No

Item 8: Has any domestic or foreign court:

a.	In the past ten years, enjoined you in connection with any investment-related activity?

Yes                                                    No

b.	Ever found that you were involved in a violation of investment-related statutes or regulations?

Yes                                                    No

c.	Ever dismissed, pursuant to a settlement agreement, an investment-related civil action brought against you by a state or foreign financial regulatory authority?

Yes                                                    No

Item 9: Are you subject to:

a.	A United States Postal Service false representation order entered into within the last five (5) years?

Yes                                                    No

b.	A temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

Yes                                                    No

Item 10: Are you now the subject of any proceeding that could result in a “yes” answer to any question in this Bad Actor Questionnaire?

Yes                                                    No

Please note: if you answered “yes” to any of the questions above, please provide full details, including the date of any order, decree or judgment, the court or agency involved and the final disposition, if any. Please attach any relevant documentation and use a separate sheet of paper, if necessary.

I certify and acknowledge that the above statements are true and correct to the best of my knowledge.

Signature: ________________________________________________________________

Print name: _______________________________________________________________

Date: ___________________________________________________________________

Appendix J

Reportable Relationships Questionnaire

Hilton Capital Management, LLC

1.	Reportable Relationships

Please report all Reportable Relationships and answer related questions referenced below.

1)	Individuals Employed or Conducting Business in the Financial Industry (i.e., broker-dealer, investment bank, registered investment adviser, hedge fund, mutual fund, etc.). Covered Persons, and any other individuals with whom the Supervised Person/Access Person has a relationship and whose employment status or business could create the appearance of a conflict of interest.

2)	Individuals Holding Board of Directors or Creditors’ Committee Positions: Covered Persons and any other individuals with whom the Supervised Person/Access Person has a relationship and whose board of directors or creditors’ committee position(s) could create the appearance of a conflict of interest.

3)	Other Disclosable Relationships: Relationships with any other individuals that could create the appearance of a conflict of interest (e.g., vendor(s) providing services to the financial services industry; vendor(s) providing services or being considered to provide services to the Company or the Clients.

Reportable Relationship	Nature of Disclosable Relationship (e.g., family, financial, real estate, etc.)	Employer of the person reported under Reportable Relationship (including person’s title, role, and general responsibilities, board or committee position held and the entity for whom the board or committee acts)	Frequency of communications

Signature: ___________________________________________________________

Print name: __________________________________________________________

Date: _______________________________________________________________